Exhibit 99.1

OP Bancorp Reports Fourth Quarter and Year End Financial Result of 2019

2019 Fourth Quarter Highlights:

•	Net income totaled $4.2 million or $0.26 per diluted common share, up 4.5%, compared to $4.0 million or $0.24 per diluted common share for the third quarter of 2019
•	Net interest margin was 3.99% compared to 4.13% for the third quarter of 2019
•	Return on average assets was 1.45% and return on average equity was 12.05% compared to 1.41% and 11.74%, respectively, for the third quarter of 2019
•	Total assets increased 2.4% to $1.18 billion at December 31, 2019, from $1.15 billion at September 30, 2019
•	Net loans receivable increased 2.7% to $980.1 million at December 31, 2019, from $954.7 million at September 30, 2019
•	Total deposits increased 2.5% to $1.02 billion at December 31, 2019, from $996.0 million at September 30, 2019
•	Nonperforming assets to total assets was 0.13% compared to 0.29% at September 30, 2019

2019 Full Year Highlights:

•	Net income totaled $16.8 million or $1.03 per diluted common share, up 17.6%, compared to $14.3 million or $0.89 per diluted common share for the full year of 2018
•	Excluding a one-time gain on company owned life insurance of $1.2 million, net income totaled $15.5 million or $0.95 per diluted common share, up 9.0%, compared to the full year of 2018
•	Net interest margin was 4.19% compared to 4.49% for the full year of 2018
•	Return on average assets was 1.51% and return on average equity was 12.42% compared to 1.49% and 12.27%, respectively, for the full year of 2018
•	Excluding a one-time gain on company owned life insurance of $1.2 million, return on average assets was 1.40% and return on average equity was 11.51%
•	Total assets increased 13.0% to $1.18 billion at December 31, 2019, from $1.04 billion at December 31, 2018
•	Net loans receivable increased 13.2% to $980.1 million at December 31, 2019, from $865.4 billion at December 31, 2018
•	Total deposits increased 12.8% to $1.02 billion at December 31, 2019, from $905.2 million at December 31, 2018
•	Nonperforming assets to total assets was 0.13% compared to 0.18% at December 31, 2018

LOS ANGELES, January 23, 2020 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the fourth quarter of 2019.  Net income for the fourth quarter of 2019 was $4.2 million, or $0.26 per diluted common share, compared with net income of $4.0 million, or $0.24 per diluted common share, for the third quarter of 2019, and net income of $3.8 million, or $0.23 per diluted common share, for the fourth quarter of 2018.

“We are pleased to complete the year achieving a record annual net income of $16.8 million or $1.03 per diluted common share, along with another solid quarterly net income of $4.2 million, or $0.26 per diluted common share.  Despite a challenging and competitive rate environment, we have continued to grow our loans and deposits this year by 13.2% and 12.8%, respectively, while maintaining strong asset quality and retaining our noninterest bearing deposits at 28.8% of total deposits,” commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank. Ms. Kim continued, “We are also pleased to announce an increase to our quarterly cash dividend to $0.07 per share from $0.05 per share starting from the first quarter of 2020. Additionally, as of January 23, 2020, we have repurchased an aggregate of 278,924 shares of our common stock at an average price of $9.58 per share under our second stock repurchase program.”

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Income Statement Data:
Interest income	$14,703	$15,112	$13,820
Interest expense	3,625	3,893	2,894
Net interest income	11,078	11,219	10,926
Provision for loan losses	411	290	220
Noninterest income	2,513	2,732	2,050
Noninterest expense	7,665	8,424	7,568
Income before taxes	5,515	5,237	5,188
Provision for income taxes	1,334	1,237	1,423
Net Income	$4,181	$4,000	$3,765
Diluted earnings per share	$0.26	$0.24	$0.23
Balance Sheet Data:
Loans held for sale	$2,100	$368	$752
Gross loans, net of unearned income	990,138	964,370	875,059
Allowance for loan losses	10,050	9,640	9,636
Total assets	1,179,520	1,151,934	1,044,186
Deposits	1,020,711	995,993	905,176
Shareholders’ equity	140,576	137,593	129,787
Performance Ratios:
Return on average assets (annualized)	1.45%	1.41%	1.49%
Return on average equity (annualized)	12.05%	11.74%	11.84%
Net interest margin (annualized)	3.99%	4.13%	4.50%
Efficiency ratio (1)	56.40%	60.39%	58.33%
Credit Quality:
Nonperforming loans	$1,548	$1,570	$1,914
Nonperforming assets	1,548	3,387	1,914
Net charge-offs to average gross loans (annualized)	0.00%	0.07%	0.06%
Nonperforming assets to gross loans plus OREO	0.16%	0.35%	0.22%
ALL to nonperforming loans	649%	614%	503%
ALL to gross loans, net of unearned income	1.02%	1.00%	1.10%
Capital Ratios:
Total risk-based capital ratio	15.18%	15.36%	16.26%
Tier 1 risk-based capital ratio	14.16%	14.35%	15.13%
Common equity tier 1 ratio	14.16%	14.35%	15.13%
Leverage ratio	12.14%	12.11%	12.88%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Twelve Months Ended
	December 31,	December 31,
	2019	2018
Income Statement Data:
Interest income	$58,779	$50,068
Interest expense	14,507	9,111
Net interest income	44,272	40,957
Provision for loan losses	1,102	1,267
Noninterest income	11,426	9,329
Noninterest expense	32,520	29,562
Income before taxes	22,076	19,457
Provision for income taxes	5,319	5,204
Net Income	$16,757	$14,253
Diluted earnings per share	$1.03	$0.89
Performance Ratios:
Return on average assets	1.51%	1.49%
Return on average equity	12.42%	12.27%
Net interest margin	4.19%	4.49%
Efficiency ratio (1)	58.39%	58.79%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights, excluding Gain on COLI
(Dollars in thousands, except per share data)	For the Twelve Months Ended
	December 31,	December 31,
	2019	2018
Income before taxes, as reported	$22,076	$19,457
Gain on COLI	1,228	—
Provision for income taxes	5,319	5,204
Net Income	$15,529	$14,253
Diluted earnings per share	$0.95	$0.89
Return on average assets	1.40%	1.49%
Return on average equity	11.51%	12.27%

Results of Operations

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	December 31, 2019		September 30, 2019		December 31, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$13,337	5.44%	$13,492	5.66%	$12,127	5.58%
SBA discount accretion	589	0.24%	717	0.30%	967	0.44%
Amortization of net deferred fees/(costs)	41	0.02%	37	0.02%	1	0.00%
Interest recognized on nonaccrual loans	-	0.00%	(12)	-0.01%	(69)	-0.03%
Prepayment penalties and other fees	28	0.01%	44	0.02%	40	0.02%
Yield on loans (as reported)	$13,995	5.71%	$14,278	5.99%	$13,066	6.01%

	Twelve Months Ended
	December 31, 2019		December 31, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$52,622	5.63%	$45,147	5.41%
SBA discount accretion	2,518	0.27%	2,626	0.31%
Amortization of net deferred fees/(costs)	232	0.02%	215	0.03%
Interest recognized on nonaccrual loans	(12)	0.00%	(47)	-0.01%
Prepayment penalties and other fees	360	0.04%	167	0.02%
Yield on loans (as reported)	$55,720	5.96%	$48,108	5.76%

Net interest margin for the fourth quarter of 2019 decreased 14 basis points to 3.99% from 4.13% for the third quarter of 2019 primarily due to a greater decrease in the reported yield on interest-earning assets compared to a decrease in the cost of interest-bearing liabilities as a result of the cumulative market rate decreases by the Federal Reserve in August, September, and October 2019.

Net interest income before the provision for loan losses for the fourth quarter of 2019 was $11.1 million, a decrease of $141,000, or 1.3%, compared to the third quarter of 2019, primarily due to a $409,000 decrease in interest income, partially offset by a $268,000 decrease in interest expense.

Interest income on securities available for sale and other interest income decreased $126,000, or 15.1%, during the fourth quarter of 2019 compared to the third quarter of 2019. The decrease was primarily due to the aforementioned decrease in Fed funds rate and a $128,000 decrease in other interest income as a result of a $6.8 million, or 8.7%, decrease in the average balance of Fed funds sold and other investments, compared to the third quarter of 2019.

Interest income from the contractual interest rates on loans decreased $155,000, or 1.1%, during the fourth quarter of 2019 compared to the third quarter of 2019, reflecting a 22 basis point decrease in the average contractual interest rate, primarily resulting from the cumulative rate cuts by the Federal Reserve in late 2019. The amount of discount accretion on SBA loans decreased $128,000 during the fourth quarter of 2019 due to a decrease in SBA loan payoffs. The reported interest income on loans, net of SBA discount accretions and other components, decreased $283,000 during the fourth quarter of 2019.

Interest expense for the fourth quarter of 2019 decreased $268,000, or 6.9%, compared to the third quarter of 2019, due to a decrease of 17 basis points in the average cost of interest-bearing liabilities, primarily due to the decrease in the Fed funds rate.

Net interest margin for the fourth quarter of 2019 decreased 51 basis points to 3.99% from 4.50% for the fourth quarter of 2018, primarily due to a decrease in the reported yield on interest-earning assets as a result of cumulative market rate decreases of 75 basis points through three rate cuts by the Federal Reserve in late 2019.

Net interest income before provision for loan losses for the fourth quarter of 2019 increased $152,000, or 1.4%, to $11.1 million, compared to $10.9 million for the fourth quarter of 2018, primarily due to a $929,000 increase in interest income, partially offset by a $731,000 increase in interest expense.

Interest income on securities available for sale and other interest income decreased $46,000, or 6.1%, for the fourth quarter of 2019 compared to the fourth quarter of 2018. The decrease was primarily due to a $40,000 decrease in other interest income as a result of a 126 basis point decrease in the yield on the average balance of Fed funds sold and other investments and a $6,000 decrease in interest income on securities available for sale from purchases of lower yielding securities during the fourth quarter of 2019.

The increase of $929,000 in interest income on loans in the fourth quarter of 2019 was primarily due to a $110.6 million, or 12.8%, increase in the balance of average loans, including loans held for sale, compared to the fourth quarter of 2018, partially offset by a 30 basis point decrease in the yield on average loans to 5.71% for the fourth quarter of 2019 from 6.01% for the same period of 2018.

The increase of $731,000 in interest expense in the fourth quarter of 2019, compared to the fourth quarter of 2018 was due to a $104.2 million, or 17.3%, increase in the average balance of the total interest-bearing liabilities and a 13 basis point increase in the cost of interest-bearing liabilities.

The following tables show the asset yields, liability costs, spreads and margins for the periods indicated.

	Three Months Ended			Percentage Change
	December 31,	September 30,	December 31,	Q4-19	Q4-19
	2019	2019	2018	vs. Q3-19	vs. Q4-18
Yield on loans	5.71%	5.99%	6.01%	-0.28%	-0.30%
Yield on interest-earning assets	5.30%	5.56%	5.69%	-0.26%	-0.39%
Cost of interest-bearing liabilities	2.03%	2.20%	1.90%	-0.17%	0.13%
Cost of deposits	1.44%	1.58%	1.32%	-0.14%	0.12%
Cost of funds	1.44%	1.58%	1.32%	-0.14%	0.12%
Net interest spread	3.27%	3.36%	3.79%	-0.09%	-0.52%
Net interest margin	3.99%	4.13%	4.50%	-0.14%	-0.51%

	Twelve Months Ended		Percentage Change
	December 31,	December 31,	2019 YTD
	2019	2018	vs. 2018 YTD
Yield on loans	5.96%	5.76%	0.20%
Yield on interest-earning assets	5.56%	5.49%	0.07%
Cost of interest-bearing liabilities	2.13%	1.59%	0.54%
Cost of deposits	1.52%	1.09%	0.43%
Cost of funds	1.52%	1.09%	0.43%
Net interest spread	3.43%	3.90%	-0.47%
Net interest margin	4.19%	4.49%	-0.30%

The Company recorded the provision for loan losses of $411,000 for the fourth quarter of 2019 compared to $290,000 for the third quarter of 2019 and $220,000 for the fourth quarter of 2018. The increases in the provision for loan losses from the third quarter of 2019, and the fourth quarter of 2018 were primarily due to a greater loan growth during the fourth quarter.

Noninterest income for the fourth quarter of 2019 was $2.5 million, a decrease of $219,000, or 8.0%, from $2.7 million for the third quarter of 2019, primarily due to a decrease of $187,000 in gain on sale of loans and a decrease of $172,000 in other income as result of a loss on sale of other real estate owned (“OREO”), partially offset by an increase of $90,000 in loan servicing fees and an increase of $50,000 in service charges on deposits.

Gain on sale of loans decreased $187,000 to $1.5 million for the fourth quarter of 2019 from $1.7 million for the third quarter of 2019. The Company sold $23.9 million in SBA loans with an average premium of 7.73% in the fourth quarter of 2019, compared to the sale of $22.2 million in SBA loans with an average premium of 8.85% in the third quarter of 2019.

Noninterest income for the fourth quarter of 2019 increased $463,000 to $2.5 million compared to $2.1 million for the fourth quarter of 2018, primarily due to an increase of $499,000 in gain on sale of SBA loans and an increase of $261,000 in loan servicing fees, partially offset by a decrease of $319,000 in other income.

Gain on sale of loans for the fourth quarter of 2018 was $1.0 million from the sale of $24.7 million in SBA loans with an average premium of 5.65%. Loan servicing fees, net of amortization, increased $261,000 to $333,000 for the fourth quarter of 2019 from $72,000 for the fourth quarter of 2018, primarily due to a decrease in the amortization of SBA servicing assets from the decrease in SBA loan payoffs.

Noninterest expense for the fourth quarter of 2019 was $7.7 million, a decrease of $759,000, or 9.0%, compared to the third quarter of 2019.  The decrease was primarily due to a decrease of $944,000 in salary and employee benefits, partially offset by an increase of $92,000 in FDIC insurance and regulatory assessments, and an increase of $81,000 in corporate promotion and advertising expenses. The decrease in salary and employee benefits expense was primarily due to adjustments in management incentive accruals that are tied to the Company’s actual financial performance.

Noninterest expense for the fourth quarter of 2019 increased $97,000, or 1.3%, to $7.7 million, compared to $7.6 million for the fourth quarter of 2018.  The increase was primarily due to an increase of $161,000 in occupancy and equipment expense and an increase of $137,000 in data processing and communication expense, partially offset by a decrease of $162,000 in salary and employee benefits. The increases in occupancy and equipment expense and data processing and communication expense were primarily attributable to new loan production offices and a new branch opening in 2019.

Income tax provision was $1.3 million for the fourth quarter of 2019, $1.2 million for the third quarter of 2019, and $1.4 million for the fourth quarter of 2018. The effective tax rate for the fourth quarter of 2019 was 24.2%, compared to 23.6% for the third quarter of 2019 and 27.4% for the fourth quarter of 2018. The lower effective tax rates for the third and fourth quarters of 2019 compared to the fourth of 2018 were primarily due to additional tax benefits from an increase in non-qualified stock option exercises in 2019.

Balance Sheet

Total assets at December 31, 2019, were $1.18 billion, an increase of $27.6 million, or 2.4%, compared to $1.15 billion at September 30, 2019, and an increase of $135.3 million, or 13.0%, compared to $1.04 billion at December 31, 2018.

Gross loans, net of unearned income, were $990.1 million at December 31, 2019, an increase of $25.8 million, or 2.7%, from $964.4 million at September 30, 2019, and an increase of $115.1 million, or 13.2%, from $875.1 million at December 31, 2018.

New loan originations for the fourth quarter of 2019 totaled $98.4 million, including SBA loan originations of $26.3 million, compared to $100.9 million, including SBA loan originations of $30.9 million, for the third quarter of 2019, and $62.4 million, including SBA loan originations of $23.5 million, for the fourth quarter of 2018.  Loan payoffs for the fourth quarter of 2019 were $35.9 million, compared to $38.7 million for the third quarter of 2019, and $13.2 million for the fourth quarter of 2018.

Total deposits were $1.02 billion at December 31, 2019, an increase of $24.7 million, or 2.5%, from $996.0 million at September 30, 2019, and an increase of $115.5 million, or 12.8%, from $905.2 million at December 31, 2018. Noninterest bearing deposits were $294.3 million at December 31, 2019, compared to $296.8 million at September 30, 2019, and $285.1 million at December 31, 2018.

Noninterest bearing deposits accounted for 28.8% of total deposits at December 31, 2019, compared to 29.8% at September 30, 2019, and 31.5% at December 31, 2018. The following table shows the Company’s deposits by type as a percentage of total deposits as of the periods indicated.

	As of
	December 31,	September 30,	December 31,
	2019	2019	2018
Noninterest bearing deposits	28.8%	29.8%	31.5%
Interest bearing demand deposits	28.6%	27.6%	28.9%
Savings	0.5%	0.3%	0.4%
Time deposits over $250,000	20.9%	22.1%	18.1%
Other time deposits	21.2%	20.2%	21.1%
Total deposits	100.0%	100.0%	100.0%

The Company had no borrowings from the Federal Home Loan Bank (“FHLB”) at December 31, 2019, September 30, 2019, and December 31, 2018.

The adoption of the new lease accounting standard ASU 2016-02, Leases (Topic 842) effective January 1, 2019, resulted in the recognition of $7.7 million and $9.6 million in right-of-use assets and lease liabilities, respectively, on the balance sheet. With the new branch opening, the Company had right-of-use assets and lease liabilities of $8.3 million and $10.1 million, respectively, at December 31, 2019.

The Company’s consolidated regulatory capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at December 31, 2019, as summarized in the following table.

				Regulatory
			Well-capitalized	Capital Ratio
			Financial	Requirements (1),
			Institution	Including
			Basel III	Fully Phased-in
			Regulatory	Capital Conservation
Capital Ratios	OP Bancorp	Open Bank	Guidelines	Buffer
Total risk-based	15.18%	14.96%	10.00%	10.50%
Tier 1 risk-based	14.16%	13.93%	8.00%	8.50%
Common equity tier 1 Risk-Based	14.16%	13.93%	6.50%	7.00%
Leverage	12.14%	11.95%	5.00%	4.00%

(1) Fully phased in Basel III requirement for both OP Bancorp and Open Bank. Includes a 2.5% capital conservation buffer, except the leverage ratio.

The Company announced a second stock repurchase program on August 28, 2019, which authorizes the Company to repurchase up to 475,000 shares of its common stock following the completion of the Company’s first stock repurchase program in August 2019. Since the announcement of the second stock repurchase program, the Company has repurchased an aggregate of 278,924 shares of its common stock at an average repurchase price of $9.58 per share through January 23, 2020.

Asset Quality

Nonperforming loans were $1.55 million at December 31, 2019, a decrease of $22,000 from $1.57 million at September 30, 2019, and a decrease of $366,000 from $1.9 million at December 31, 2018.

The company had no OREO at December 31, 2019 and 2018 but had $1.8 million in OREO at September 30, 2019. The Company sold OREO of $1.8 million during the fourth quarter of 2019 with a loss of $145,000.

Nonperforming assets were $1.5 million, or 0.13% of total assets, at December 31, 2019, $3.4 million, or 0.29% of total assets, at September 30, 2019, and $1.9 million, or 0.18% of total assets, at December 31, 2018.

Nonperforming loans to gross loans were 0.16% at December 31, 2019, and September 30, 2019, compared to 0.22% at December 31, 2018.  Total classified loans were $3.5 million, or 0.35% of gross loans, at December 31, 2019, compared to $3.2 million, or 0.34% of gross loans, at September 30, 2019, and $3.6 million, or 0.41% of gross loans, at December 31, 2018.

The following tables shows the trend of classified loans by loan type as of the date stated.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Classified loans by loan type	(Dollars in thousands)
Commercial real estate	$—	$—	$—	$—	$—
SBA loans—real estate	2,036	2,247	2,264	2,281	2,000
SBA loans—non-real estate	33	36	41	49	57
Commercial and industrial	697	710	1,892	1,906	1,516
Home mortgage	698	256	—	—	—
Consumer	—	—	—	—	—
Total classified loans	$3,464	$3,249	$4,197	$4,236	$3,573
SBA guarantee balance retained
SBA loans—real estate	363	516	524	534	392
SBA loans—non-real estate	33	36	41	49	57
Total SBA unsold guarantee portion	$396	$552	$565	$583	$449
Total classified loans, net of SBA guarantee balance retained	$3,068	$2,697	$3,632	$3,653	$3,124

The allowance for loan losses was $10.1 million at December 31, 2019, compared to $9.6 million at September 30, 2019, and at December 31, 2018. The allowance for loan losses was 1.02% of gross loans at December 31, 2019, 1.00% at September 30, 2019 and 1.10% at December 31, 2018.  The allowance for loan losses was 649% of nonperforming assets at December 31, 2019, 285% at September 30, 2019, and 503% at December 31, 2018.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas.  The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to the holding company;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; the affect if any of the recent federal government shutdown on our SBA loan program; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018 and in our other subsequent filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	As of
	12/31/2019	9/30/2019	% change	12/31/2018	% change
Assets
Cash and cash equivalents	$86,036	$89,107	-3.4%	$77,726	10.7%
Securities available for sale, at fair value	56,549	52,295	8.1%	55,336	2.2%
Other investments	9,176	9,173	0.0%	7,260	26.4%
Loans held for sale	2,100	368	470.7%	752	179.3%
Real Estate Loans	630,668	594,447	6.1%	503,834	25.2%
SBA Loans	132,268	136,232	-2.9%	127,375	3.8%
C & I Loans	103,852	107,730	-3.6%	113,975	-8.9%
Home Mortgage Loans	120,686	123,092	-2.0%	127,298	-5.2%
Consumer & Other Loans	2,664	2,869	-7.1%	2,577	3.4%
Gross loans, net of unearned income	990,138	964,370	2.7%	875,059	13.2%
Allowance for loan losses	(10,050)	(9,640)	4.3%	(9,636)	4.3%
Net loans receivable	980,088	954,730	2.7%	865,423	13.2%
Premises and equipment, net	5,226	5,367	-2.6%	4,633	12.8%
Accrued interest receivable	3,166	3,140	0.8%	3,068	3.2%
Servicing assets	7,024	6,959	0.9%	6,987	0.5%
Company owned life insurance	10,618	10,551	0.6%	11,394	-6.8%
Deferred tax assets	3,189	2,358	35.2%	3,672	-13.2%
Other real estate owned (OREO)	-	1,817	-100.0%	-	0.0%
Operating right-of-use assets (1)	8,254	8,606	-4.1%	-	100.0%
Other assets	8,094	7,463	8.5%	7,935	2.0%
Total assets	$1,179,520	$1,151,934	2.4%	$1,044,186	13.0%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$294,281	$296,831	-0.9%	$285,132	3.2%
Savings	4,753	3,316	43.3%	3,421	38.9%
Money market and others	291,865	274,698	6.2%	261,349	11.7%
Time deposits over $250,000	213,345	219,547	-2.8%	164,281	29.9%
Other time deposits	216,467	201,601	7.4%	190,993	13.3%
Total deposits	1,020,711	995,993	2.5%	905,176	12.8%
Accrued interest payable	2,686	2,541	5.7%	1,715	56.6%
Operating lease liabilities (1)	10,126	10,335	-2.0%	-	100.0%
Other liabilities	5,421	5,472	-0.9%	7,508	-27.8%
Total liabilities	1,038,944	1,014,341	2.4%	914,399	13.6%

Common stock	86,381	87,085	-0.8%	91,209	-5.3%
Additional paid-in capital	7,524	7,154	5.2%	6,249	20.4%
Retained earnings	46,483	43,086	7.9%	32,877	41.4%
Accumulated other comprehensive income(loss)	188	268	-29.9%	(548)	-134.3%
Total shareholders' equity	140,576	137,593	2.2%	129,787	8.3%

Total Liabilities and Shareholders' Equity	$1,179,520	$1,151,934	2.4%	$1,044,186	13.0%

(1) The adoption of ASU 2016-02, Leases (Topic 842) in the first quarter of 2019 resulted in the recognition of right-of-use assets and lease liabilities on balance sheet.

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	12/31/2019	9/30/2019	% change	12/31/2018	% change
Interest income
Interest and fees on loans	$13,995	$14,278	-2.0%	$13,066	7.1%
Interest on securities available for sale	334	332	0.6%	340	-1.8%
Other interest income	374	502	-25.5%	414	-9.7%
Total interest income	14,703	15,112	-2.7%	13,820	6.4%
Interest expense
Interest on deposits	3,625	3,893	-6.9%	2,894	25.3%
Interest on borrowed funds	-	-	0.0%	-	0.0%
Total interest expense	3,625	3,893	-6.9%	2,894	25.3%
Net interest income	11,078	11,219	-1.3%	10,926	1.4%
Provision for loan losses	411	290	41.7%	220	86.8%
Net interest income after provision for loan losses	10,667	10,929	-2.4%	10,706	-0.4%
Noninterest income
Service charges on deposits	519	469	10.7%	497	4.4%
Loan servicing fees, net of amortization	333	243	37.0%	72	362.5%
Gain on sale of loans	1,527	1,714	-10.9%	1,028	48.5%
Other income	134	306	-56.2%	453	-70.4%
Total noninterest income	2,513	2,732	-8.0%	2,050	22.6%
Noninterest expense
Salaries and employee benefits	4,405	5,349	-17.6%	4,567	-3.5%
Occupancy and equipment	1,207	1,232	-2.0%	1,046	15.4%
Data processing and communication	420	385	9.1%	283	48.4%
Professional fees	268	261	2.7%	308	-13.0%
FDIC insurance and regulatory assessments	71	(21)	-438.1%	99	-28.3%
Promotion and advertising	263	182	44.5%	215	22.3%
Directors’ fees	228	228	0.0%	218	4.6%
Foundation donation and other contributions	417	402	3.7%	356	17.1%
Other expenses	386	406	-4.9%	476	-18.9%
Total noninterest expense	7,665	8,424	-9.0%	7,568	1.3%
Income before income taxes	5,515	5,237	5.3%	5,188	6.3%
Provision for income taxes	1,334	1,237	7.8%	1,423	-6.3%
Net income	$4,181	$4,000	4.5%	$3,765	11.0%

Book value per share	$8.95	$8.76	2.2%	$8.18	9.4%
Basic EPS	$0.26	$0.25	4.0%	$0.23	13.0%
Diluted EPS	$0.26	$0.24	8.3%	$0.23	13.0%

Shares of common stock outstanding	15,703,276	15,711,580	-0.1%	15,860,306	-1.0%
Weighted Average Shares:
- Basic	15,697,531	15,768,654	-0.5%	15,801,406	-0.7%
- Diluted	15,899,419	16,007,486	-0.7%	16,201,408	-1.9%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	12/31/2019	9/30/2019	% change	12/31/2018	% change
Return on average assets (ROA)*	1.45%	1.41%	0.04%	1.49%	-0.04%
Return on average equity (ROE) *	12.05%	11.74%	0.31%	11.84%	0.21%
Net interest margin *	3.99%	4.13%	-0.14%	4.50%	-0.51%
Efficiency ratio	56.40%	60.39%	-3.99%	58.33%	-1.93%

Total Risk Based Capital Ratio	15.18%	15.36%	-0.18%	16.26%	-1.08%
Tier 1 Capital Ratio	14.16%	14.35%	-0.19%	15.13%	-0.97%
Common Equity Tier 1 Ratio	14.16%	14.35%	-0.19%	15.13%	-0.97%
Tier 1 Leverage Ratio	12.14%	12.11%	0.03%	12.88%	-0.74%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Twelve Months Ended
	12/31/2019	12/31/2018	% change
Interest income
Interest and fees on loans	$55,720	$48,108	15.8%
Interest on securities available for sale	1,353	985	37.4%
Other interest income	1,706	975	75.0%
Total interest income	58,779	50,068	17.4%
Interest expense
Interest on deposits	14,507	8,964	61.8%
Interest on borrowed funds	-	147	-100.0%
Total interest expense	14,507	9,111	59.2%
Net interest income	44,272	40,957	8.1%
Provision for loan losses	1,102	1,267	-13.0%
Net interest income after provision for loan losses	43,170	39,690	8.8%
Noninterest income
Service charges on deposits	2,015	1,916	5.2%
Loan servicing fees, net of amortization	1,186	1,078	10.0%
Gain on sale of loans	5,905	4,880	21.0%
Other income	2,320	1,455	59.5%
Total noninterest income	11,426	9,329	22.5%
Noninterest expense
Salaries and employee benefits	20,267	18,195	11.4%
Occupancy and equipment	4,648	4,111	13.1%
Data processing and communication	1,530	1,231	24.3%
Professional fees	980	921	6.4%
FDIC insurance and regulatory assessments	259	405	-36.0%
Promotion and advertising	806	814	-1.0%
Directors’ fees	908	851	6.7%
Foundation donation and other contributions	1,586	1,441	10.1%
Other expenses	1,536	1,593	-3.6%
Total noninterest expense	32,520	29,562	10.0%
Income before income taxes	22,076	19,457	13.5%
Provision for income taxes	5,319	5,204	2.2%
Net income	$16,757	$14,253	17.6%

Book value per share	$8.95	$8.18	9.4%
Basic EPS	$1.04	$0.92	13.0%
Diluted EPS	$1.03	$0.89	15.7%

Shares of common stock outstanding	15,703,276	15,860,306	-1.0%
Weighted Average Shares:
- Basic	15,741,926	15,104,939	4.2%
- Diluted	15,935,314	15,551,063	2.5%

Key Ratios
(Dollars in thousands, except ratios)	Twelve Months Ended
	12/31/2019	12/31/2018	% change
Return on average assets (ROA)*	1.51%	1.49%	0.02%
Return on average equity (ROE) *	12.42%	12.27%	0.15%
Net interest margin *	4.19%	4.49%	-0.30%
Efficiency ratio	58.39%	58.79%	-0.40%

Total Risk Based Capital Ratio	15.18%	16.26%	-1.08%
Tier 1 Capital Ratio	14.16%	15.13%	-0.97%
Common Equity Tier 1 Ratio	14.16%	15.13%	-0.97%
Tier 1 Leverage Ratio	12.14%	12.88%	-0.74%

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Nonaccrual Loans	$1,215	$1,234	$1,218	$1,239	$1,571
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	333	336	338	341	343
Nonperforming loans	1,548	1,570	1,556	1,580	1,914
Other real estate owned (OREO)	-	1,817	-	1,146	-
Nonperforming assets	1,548	3,387	1,556	2,726	1,914

Classified loans	3,464	3,249	4,197	4,236	3,573

Nonperforming assets/total assets	0.13%	0.29%	0.14%	0.25%	0.18%
Nonperforming assets/gross loans plus OREO	0.16%	0.35%	0.16%	0.30%	0.22%
Nonperforming loans/gross loans	0.16%	0.16%	0.16%	0.17%	0.22%
Allowance for loan losses/nonperforming loans	649%	614%	612%	609%	503%
Allowance for loan losses/nonperforming assets	649%	285%	612%	353%	503%
Allowance for loan losses/gross loans	1.02%	1.00%	1.01%	1.05%	1.10%
Classified loans/gross loans	0.35%	0.34%	0.44%	0.46%	0.41%

Net charge-offs	$(1)	$175	$495	$17	$135
Net charge-offs to average gross loans *	0.00%	0.07%	0.21%	0.01%	0.06%

* Annualized

Accruing delinquent loans 30-89 days past due	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
30-59 days	$3,899	$2,580	$1,065	$2,073	$449
60-89 days	126	580	2,207	-	-
Total	4,025	3,160	3,272	2,073	449

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-Earning assets:
Federal funds sold and other investments	$71,426	$374	2.06%	$78,216	$502	2.52%	$49,167	$414	3.32%
Securities available for sale	57,381	334	2.33	54,472	332	2.44	52,995	340	2.56
Total investments	128,807	708	2.18	132,688	834	2.49	102,162	754	2.93
Real estate loans	607,022	8,175	5.34	573,102	7,978	5.52	494,817	6,768	5.43
SBA loans	142,910	2,880	8.00	144,439	3,213	8.83	136,644	3,163	9.18
C & I loans	99,215	1,379	5.51	102,311	1,489	5.77	104,371	1,513	5.75
Home Mortgage loans	121,485	1,520	5.00	123,336	1,546	5.01	124,172	1,578	5.08
Consumer & other loans	2,778	41	5.86	3,239	52	6.39	2,829	44	6.21
Loans (1)	973,410	13,995	5.71	946,427	14,278	5.99	862,833	13,066	6.01
Total interest-earning assets	1,102,217	14,703	5.30	1,079,115	15,112	5.56	964,995	13,820	5.69
Noninterest-earning assets	51,026			51,680			44,175
Total assets	$1,153,243			$1,130,795			$1,009,170

Interest-bearing liabilities:
NOW and savings deposits	$6,032	4	0.20%	$5,321	3	0.25%	$5,383	3	0.25%
Money market deposits	283,814	1,144	1.60	275,259	1,295	1.87	246,801	1,048	1.68
Time deposits	417,092	2,477	2.36	420,922	2,595	2.45	350,597	1,843	2.08
Total interest-bearing deposits	706,938	3,625	2.03	701,502	3,893	2.20	602,781	2,894	1.90
Borrowings	4	-	1.55	120	-	0.00	1	-	2.24
Total interest-bearing liabilities	706,942	3,625	2.03	701,622	3,893	2.20	602,782	2,894	1.90

Noninterest-bearing liabilities:
Noninterest-bearing deposits	289,592			275,316			269,538
Other noninterest-bearing liabilities	17,902			17,628			9,681
Total noninterest-bearing liabilities	307,494			292,944			279,219
Shareholders’ equity	138,807			136,229			127,169
Total liabilities and shareholders’ equity	$1,153,243			$1,130,795			$1,009,170

Net interest income / interest rate spreads		$11,078	3.27%		$11,219	3.36%		$10,926	3.79%

Net interest margin			3.99%			4.13%			4.50%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$996,530	$3,625	1.44%	$976,818	$3,893	1.58%	$872,319	$2,894	1.32%
Total funding liabilities / cost of funds	$996,534	$3,625	1.44%	$976,938	$3,893	1.58%	$872,320	$2,894	1.32%

(1) The average loan balance includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-Earning assets:
Federal funds sold and other investments	$67,301	$1,706	2.54%	$33,110	$975	2.95%
Securities available for sale	54,994	1,353	2.46	44,046	985	2.24
Total investments	122,295	3,059	2.50	77,156	1,960	2.54
Real estate loans	565,617	31,139	5.51	472,062	24,784	5.25
SBA loans	138,985	12,089	8.70	140,381	11,404	8.12
C & I loans	103,097	6,020	5.84	104,706	5,862	5.60
Home Mortgage loans	124,703	6,290	5.04	114,630	5,864	5.12
Consumer & other loans	2,843	182	6.40	3,358	194	5.78
Loans (1)	935,245	55,720	5.96	835,137	48,108	5.76
Total interest-earning assets	1,057,540	58,779	5.56	912,293	50,068	5.49
Noninterest-earning assets	48,924			47,260
Total assets	$1,106,464			$959,553

Interest-bearing liabilities:
NOW and savings deposits	$5,316	13	0.24%	$6,080	15	0.25%
Money market deposits	273,068	4,895	1.79	253,809	3,508	1.38
Time deposits	401,840	9,599	2.39	304,407	5,441	1.79
Total interest-bearing deposits	680,224	14,507	2.13	564,296	8,964	1.59
Borrowings	32	-	0.09	8,736	147	1.67
Total interest-bearing liabilities	680,256	14,507	2.13	573,032	9,111	1.59

Noninterest-bearing liabilities:
Noninterest-bearing deposits	276,073			260,697
Other noninterest-bearing liabilities	15,221			9,622
Total noninterest-bearing liabilities	291,294			270,319
Shareholders’ equity	134,914			116,202
Total liabilities and shareholders’ equity	$1,106,464			$959,553

Net interest income / interest rate spreads		$44,272	3.43%		$40,957	3.90%

Net interest margin			4.19%			4.49%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$956,297	$14,507	1.52%	$824,993	$8,964	1.09%
Total funding liabilities / cost of funds	$956,329	$14,507	1.52%	$833,729	$9,111	1.09%

(1) The average loan balance includes loans held for sale.